UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number:  333-181360

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223

(Address of principal executive offices, including zip code)

302-752-2688

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into Material Definitive Agreement

On August 6, 2015, Shepherd’s Finance, LLC (the “Registrant”) entered into the Second Amendment (the “Amendment”) to the Loan Purchase and Sale Agreement dated December 24, 2014 (the “Agreement”) by and between the Registrant and 1st Financial Bank USA (“1st Financial”). Pursuant to the Agreement, 1st Financial has the right, from time to time, to purchase from Registrant senior priority interests in certain loans made to fund the vertical construction of one to four family residential dwellings, that have been approved by 1st Financial’s internal credit committee (referred to herein as “Eligible Loans”). The Agreement provides that Registrant is required to sell certain Eligible Loans to 1st Financial during an “Exclusivity Period,” as described in Sections 1.2 and 2.7 of the Agreement.

The Amendment created a waiver period from July 31, 2015 through July 31, 2016 during which the exclusivity requirements of section 2.7 of the Agreement generally will not apply. If 1st Financial purchases at least $3,500,000 in senior loans during this waiver period, then the requirements of section 2.7 of the Agreement will no longer apply even after July 31, 2016.

The description of the Amendment above is qualified in its entirety by the Second Amendment to the Loan Purchase and Sale Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Agreement above is qualified in its entirety by the Loan Purchase and Sale Agreement attached as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed December 29, 2014.

Item 9.01.           Financial Statements and Exhibits

(d) Exhibits.

10.1	Second Amendment to the Loan Purchase and Sale Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEPHERD’S FINANCE, LLC
Date: August 12, 2015	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager